Exhibit 4.1
                     CONSENT AND WAIVER TO CREDIT AGREEMENT
                     --------------------------------------

     This CONSENT AND WAIVER TO CREDIT AGREEMENT (this "Agreement") is entered into and effective as of January 20, 2006, by and among ESCO TECHNOLOGIES INC., a Missouri corporation ("Borrower"), WELLS FARGO BANK, NATIONAL ASSOCIATION ("Wells Fargo"), as Administrative Agent ("Administrative Agent"), and Wells Fargo and the other lenders listed on the signature pages hereto (the "Lenders").

                                    Recitals:
                                    ---------

A. Borrower, Administrative Agent and Lenders have heretofore entered into that certain Credit Agreement dated as of October 6, 2004, as amended from time to time (as amended, the "Credit Agreement;" all capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings ascribed to them in the Credit Agreement as amended by this Agreement).

B. Administrative Agent, Lenders and Borrower have agreed to the provisions set forth herein on the terms and conditions contained herein.

                                    Agreement
                                    ---------

     Therefore, in consideration of the mutual agreements herein and other sufficient consideration, the receipt of which is hereby acknowledged, Borrower, Administrative Agent and Lenders hereby agree as follows:

1. Consent. Borrower has notified Administrative Agent and Lenders regarding the
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possible   acquisition  of  Hexagram,   Inc.,  an  Ohio  corporation,   by  ESCO
Technologies Holding Inc. (the "Hexagram Acquisition") for an initial purchase price not to exceed $70,000,000.00 plus contingent payments not to exceed $7,500,000.00 payable over five (5) years (collectively, the "Purchase Price").
Section 5.14 of the Credit Agreement provides that Borrower will not, and it will not cause or permit any Subsidiary to, consummate any Acquisitions other than Permitted Acquisitions. The Purchase Price may exceed the limitation set forth in subsection (e) of the definition of Permitted Acquisition. Furthermore, the Purchase Price, when aggregated with the purchase price paid in connection with the acquisition by ESCO Technologies Holding Inc. of Nexus Energy Software,
Inc.,   a   Massachusetts   corporation,   on  November  29,  2005  (the  "Nexus
Acquisition"), exceeds the limitation set forth in subsection (f) of the definition of Permitted Acquisition. At the request of Borrower, Administrative Agent and Lenders hereby (a) waive the application of subsections (e) and (f) of the definition of Permitted Acquisition to the Hexagram Acquisition, (b) consent to the consummation of the Hexagram Acquisition for consideration not exceeding the Purchase Price, subject to the fulfillment of the remaining conditions of the definition of Permitted Acquisition, and (c) agree to exclude the Hexagram Acquisition and Nexus Acquisition from the annual Acquisition limitation set forth in subsection (f) of the definition of Permitted Acquisition; provided, however, that (1) contemporaneously with the execution of this Agreement, Borrower delivers, or causes to be delivered, to Administrative Agent, a Joinder Agreement executed by Nexus Energy Software, Inc. in the form attached hereto as Exhibit A (the "Nexus Joinder") and (2) within ten (10) Business Days following the closing date of the Hexagram Acquisition, Borrower agrees to deliver, or cause to be delivered, to Administrative Agent, a Joinder Agreement executed by Hexagram, Inc. in the form attached hereto as Exhibit B (the "Hexagram Joinder"). Borrower further agrees to deliver, or cause to be delivered, any and all other documentation, including, without limitation, certified corporate
documents,   resolutions  and  legal  opinions,   as  Administrative  Agent  may
reasonably require in connection with the Nexus Joinder and the Hexagram Joinder, all of which must be in form and substance reasonably satisfactory to Administrative Agent. Borrower further acknowledges and agrees that Hexagram, Inc. and Nexus Energy Software, Inc. will each become a "Domestic Subsidiary" and "Material Subsidiary" as such terms are defined in the Credit Agreement, and it will cause such Subsidiaries to execute any and all such documents (including, without limitation, the Joinder Agreements described above), as are required pursuant to Section 5.17 of the Credit Agreement. The consent and waiver granted herein constitute the consent and waiver of Administrative Agent and Lenders only for the specific purposes herein described and upon the terms and conditions set forth herein and shall not be deemed a consent to or waiver of Section 5.14 or any other provisions of the Credit Agreement for any other Acquisition, transaction or purpose prohibited by the terms of the Credit Agreement or any other Loan Document.

2. Representations and Warranties of  Borrower.  Borrower  hereby represents and
   -------------------------------------------
warrants to Administrative Agent and Lenders that (i) Borrower's execution, delivery and performance of this Agreement has been duly authorized by all requisite action of Borrower, (ii) no consents are necessary from any third parties for Borrower's execution, delivery or performance of this Agreement,
(iii) this Agreement, the Credit Agreement, and each of the other Loan Documents, constitute the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms, except to the extent that the enforceability thereof against Borrower may be limited by bankruptcy, insolvency or other laws affecting the enforceability of creditors rights generally or by equity principles of general application, (iv) all of the representations and warranties contained in Article IV of the Credit Agreement are true and correct with the same force and effect as if made on and as of the date of this Agreement, (v) after giving effect to this Agreement, there is no Event of Default, (vi) since the Effective Date, there has been no change or modification to the organizational documents of Borrower, any Borrowing Subsidiary or any Guarantor Subsidiary, (vii) since the Effective Date, there has been no change in the financial condition or business operations of Borrower, any Borrowing Subsidiary or any Guarantor Subsidiary which could reasonably be expected to result in a Material Adverse Effect, (viii) there are no proceedings of any kind, pending or threatened against Borrower, any Borrowing Subsidiary or any Guarantor Subsidiary, which could reasonably be expected to result in a Material Adverse Effect, and( ix) there are no Liens with respect to Borrower or its Subsidiaries or any of their respective assets, except for those Liens permitted by Section 5.11 of the Credit Agreement.

3.  Reaffirmation.   Borrower  hereby  represents,  warrants,  acknowledges  and
    -------------
confirms that (i) the Credit Agreement and the other Loan Documents remain in full force and effect, (ii) Borrower has no defenses to its obligations under the Credit Agreement and the other Loan Documents, and (iii) Borrower has no claim against Administrative Agent or any Lender arising from or in connection with the Credit Agreement or the other Loan Documents and any such claim is hereby irrevocably waived and released and discharged forever.

4.  Definitions.  All references in the Credit Agreement to "this Agreement" and
    -----------
any other references of similar import shall henceforth mean the Credit Agreement as amended by this Agreement.

5.  Effectiveness of Agreement.  This Agreement shall become  effective,  unless
    --------------------------
otherwise stated herein, as of the date first written above, but only if this Agreement has been executed by Borrower, Administrative Agent and Lenders and acknowledged by each Guarantor.

6. Governing Law. This  Agreement  shall be governed by and construed  under the
   -------------
laws of the State of Missouri without giving effect to choice or conflicts of law principles thereunder.

7. Section Titles.  The section titles in this  Agreement are for convenience of
   --------------
reference only and shall not be construed so as to modify any provisions of this Agreement.

8. Counterparts;  Facsimile Transmissions. This Agreement may be executed in one
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or more counterparts and on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Agreement may be given by facsimile or other electronic transmission, and such signatures shall be fully binding on the party sending the same.

9. Incorporation By Reference. Administrative Agent, Lenders and Borrower hereby
   --------------------------
agree that all of the terms of the Loan Documents are incorporated in and made a part of this Agreement by this reference.

10. Fees and Expenses.  Borrower shall promptly pay to Administrative  Agent all
    -----------------
fees, expenses and other amounts owing to Administrative Agent under the Credit Agreement and the other Loan Documents, including, without limitation, all fees, costs and expenses incurred by Administrative Agent in connection with the preparation, negotiation, execution, and delivery of this Agreement.

11. No Oral Agreements;  Entire Agreement.   This notice is provided pursuant to
    -------------------------------------
Section 432.047 R.S.Mo. As used herein, "creditor" means Administrative Agent and Lenders and "this writing" means this Agreement, the Credit Agreement, and the other Loan Documents. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THIS AGREEMENT. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

12. Patriot Act Notice. Administrative Agent and each Lender hereby notifies the
    ------------------
Borrower and each Guarantor that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (the "Act"), it is required to obtain, verify and record information that identifies the Borrower and each Guarantor, which information includes the name and address of the Borrower and each Guarantor and other information that will allow Administrative Agent or such Lender, as applicable, to identify the Borrower and each Guarantor in accordance with the Act.

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

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

ESCO TECHNOLOGIES, INC., a Missouri corporation, as Borrower

By:      /s/ V.L. Richey, Jr.
Name:
Title:


WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and a Lender


By:      /s/ Kevin L. Handley
Name:             Kevin L. Handley
Title:            Vice President


BANK OF AMERICA, N.A., Lender


By:      /s/ Jason R. Hickey
Name:             Jason R. Hickey
Title:            Senior Vice President


LASALLE BANK NATIONAL ASSOCIATION, Lender


By:      /s/ Michelle Dacey
Name:             Michelle Dacey
Title:            Commercial Banking Officer


JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, Lender


By:      /s/ Christopher C. Cavaiani
Name:             Christopher Cavaiani
Title:            Vice President


COMMERCE BANK, N.A., Lender


By:      /s/ Mark Winker
Name:             Mark Winker
Title:            Vice President

THE NORTHERN TRUST COMPANY, Lender


By:      /s/ David Sullivan
Name:             David Sullivan
Title:            Vice President


Acknowledged and Agreed to as of __________________, 2006.


COMTRAK TECHNOLOGIES, L.L.C., a Missouri limited liability company


By:      /s/ V.L. Richey, Jr.
Name:
Title:


DISTRIBUTION CONTROL SYSTEMS, INC., a Missouri corporation


By:      /s/ V.L. Richey, Jr.
Name:
Title:


ETS-LINDGREN L.P., a Texas limited partnership

By:  RANTEC COMMERCIAL, INC.


By:      /s/ V.L. Richey, Jr.
Name:
Title:


ESCO TECHNOLOGIES HOLDING INC., a Delaware corporation


By:      /s/ V.L. Richey, Jr.
Name:
Title:

FILTERTEK INC., a Delaware corporation


By:      /s/ V.L. Richey, Jr.
Name:
Title:


LINDGREN, INC., a Delaware corporation


By:      /s/ V.L. Richey, Jr.
Name:
Title:


LINDGREN R.F. ENCLOSURES, INC., an Illinois corporation


By:      /s/ V.L. Richey, Jr.
Name:
Title:


PTI TECHNOLOGIES INC., a Delaware corporation


By:      /s/ V.L. Richey, Jr.
Name:
Title:


RANTEC HOLDINGS, INC., a Missouri corporation


By:      /s/ V.L. Richey, Jr.
Name:
Title:


RANTEC COMMERCIAL, INC., a California corporation


By:      /s/ V.L. Richey, Jr.
Name:
Title:


VACCO INDUSTRIES, a California corporation


By:      /s/ V.L. Richey, Jr.
Name:
Title:

Exhibit A


                                JOINDER AGREEMENT
                                -----------------


     THIS JOINDER AGREEMENT (the "Agreement"), dated as of January 20, 2006, is by and between NEXUS ENERGY SOFTWARE, INC., a Massachusetts corporation (the "Subsidiary"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent under that certain Credit Agreement dated as of October 6, 2004, among ESCO Technologies, Inc., a Missouri corporation (the "Borrower"), the Lenders identified therein and Wells Fargo Bank, National Association, as Administrative Agent (as the same may from time to time be amended, modified, extended, renewed or restated, the "Credit Agreement"). All of the defined terms in the Credit Agreement are incorporated herein by reference.

     Reference is further made to that certain Continuing Guaranty dated as of October 6, 2004 by and among Comtrak Technologies, L.L.C., Distribution Control Systems, Inc., ETS-Lindgren L.P., ESCO Technologies Holding Inc., Filtertek Inc., Lindgren, Inc., Lindgren R.F. Enclosures, Inc., PTI Technologies Inc., Rantec Holdings, Inc., Rantec Commercial, Inc., and Vacco Industries, as Guarantors, in favor of Administrative Agent and Lenders (as the same may from time to time be amended, modified, extended, renewed or restated, the "Guaranty").

     The Borrower is required by Section  5.17 of the Credit  Agreement to cause
the  Subsidiary  to  guaranty  the  payment  and   performance  of  all  of  the
Obligations.

     Accordingly, the Subsidiary hereby agrees with the Administrative Agent, for the benefit of the Lenders as follows:

     1. The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Guaranty and a "Guarantor" for all purposes of the Guaranty, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Guaranty. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Guarantors contained in the Guaranty. Without limiting the generality of the foregoing terms, the Subsidiary hereby absolutely and unconditionally jointly and severally guarantees to each Lender, the Swing Line Lender, the Offshore Currency Fronting Lender, the Letter of Credit Issuer and the Administrative Agent the prompt and complete payment when due in accordance with their respective terms (whether by reason of demand, maturity, acceleration or otherwise) of any and all of the Obligations (whether heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether the Borrower or any Borrowing Subsidiary may be liable individually or jointly with others and whether recovery upon such Obligations may be or hereafter becomes unenforceable) in accordance with the terms and conditions hereof. In addition, the Subsidiary shall and agrees to be jointly and severally liable to each Lender, the Swing Line Lender, the Offshore Currency Fronting Lender, the Letter of Credit Issuer and the Administrative Agent for all costs and expenses incurred by such Person in attempting or effecting collection under the Guaranty (whether or not litigation shall be commenced in aid thereof) and in connection with representation of such Person in connection with bankruptcy or insolvency proceedings relating to or affecting the Guaranty, including, without limitation, reasonable attorneys' fees and expenses.

     2. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

     3. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Missouri.

     IN WITNESS WHEREOF, the Subsidiary has caused this Joinder Agreement to be duly executed by its authorized officers, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.


                                            NEXUS ENERGY SOFTWARE, INC.


                                            By:      s/ V. L. Richey
                                            Name:    V. L. Richey
                                            Title:   Chairman and CEO


                                            Acknowledged and accepted:


                                            WELLS FARGO BANK,
                                            NATIONAL ASSOCIATION
                                            as Administrative Agent


                                            By:      s/Kevin L. Handley
                                            Name:    Kevin L. Handley
                                            Title:   Vice President

Exhibit B

                             SECRETARY'S CERTIFICATE
                                       OF
                           NEXUS ENERGY SOFTWARE, INC.

     I am Secretary of Nexus Energy Software, Inc., a Massachusetts corporation (the "Company"), and do hereby certify further that:

     1. Attached hereto as Exhibit A is a true and complete copy of the Articles of Organization of the Company certified by the Secretary of the Commonwealth of Massachusetts and in effect on this date.

     2. Attached hereto as Exhibit B is a true and complete copy of the By-Laws of the Company as in effect on this date.

     3. Each persons named in Exhibit C hereto is a duly elected, qualified and acting officer or authorized signatory of the Company, holding the office in the Company set forth opposite his or her name on such Exhibit, and set forth opposite his or her name on such Exhibit is the genuine signature of such person or a true facsimile of such genuine signature.

     4. No further amendment to the Articles of Incorporation of the Company has been approved by its Board of Directors or stockholders or has been filed with the Secretary of the Commonwealth of Massachusetts.

     5. The Company is in good standing as a corporation under the laws of the Commonwealth of Massachusetts, no proceeding has been commenced or to the best of my knowledge is contemplated for the dissolution or liquidation of the Company.

     6. Attached hereto as Exhibit D is a true and complete copy of resolutions duly adopted by unanimous written consent of the Board of Directors of the Company authorizing the transactions contemplated therein, which resolutions have not been amended and are in full force and effect on this date.

     IN WITNESS WHEREOF, the undersigned has caused this Certificate of Secretary to be executed on January 20, 2006.


(Seal)                                   s/Alyson S. Barclay
                                         Alyson S. Barclay, Secretary

     I am Vice President of the Company. I hereby certify that on the date of the Certificate set forth above Alyson S. Barclay is the duly elected, qualified and acting Secretary of the Company and that the signature set forth above is his genuine signature.

                                         s/V. L. Richey
                                         V. L. Richey, ____________